                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NEWMIL BANCORP, INC.

         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST: The name of the corporation (hereinafter called the
         -----
"Corporation") is NewMil Bancorp, Inc.

         SECOND: The address of the registered office of the Corporation in the
         ------
State of Delaware is 4305 Lancaster Pike, Wilmington, Delaware 19805; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The nature of the business to be conducted and the purposes to
         -----
be promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         The Corporation shall have all express, implied and incidental powers now or hereafter granted by law to a stock corporation organized under the laws of the State of Delaware, and granted in the General Corporation Law of the State of Delaware, as the same may be amended from time to time, including without limitation the power to exercise all legal powers necessary or convenient to effect any or all of the purposes stated in this Certificate of Incorporation, whether or not such powers are set forth herein.

         FOURTH: The total number of shares of stock which the Corporation shall
         ------
have authority to issue is 10,000,000. The par value of each such share is $1.00. All such shares are of one class and are Common Stock.

         The shares may be issued by the Corporation from time to time as approved by its Board of Directors without the approval of its stockholders. Except as otherwise provided by law or in this Certificate of Incorporation, the Board of Directors of the Corporation is authorized, by resolution or resolutions from time to time adopted and by filing a certificate pursuant to the applicable law of the State of Delaware, to provide for the issuance of such shares and to fix and state the designations, powers, preferences and rights of the shares and the qualifications, limitations and restrictions thereof.

         FIFTH: The name and the mailing address of the incorporator are as
         -----
follows:

              Name                                      Mailing Address
              ----                                      ---------------
         JANE S. KRAYER
                                                      4305 Lancaster Pike
                                                  Wilmington, Delaware 19805

         SIXTH: Whenever a compromise or arrangement is proposed between this
         -----
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: No stockholder of the Corporation shall have any preemptive
         -------
rights with respect to any offering or sale by the Corporation for cash or otherwise of any shares of the capital stock o f the Corporation or any securities convertible into any of such shares, including, without limitation, warrants, rights to subscribe, and options to acquire shares.

         EIGHTH: For the management of the business and for the conduct of the
         ------
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its Directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. All the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws made by the Board of Directors. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 of Article II, Section 1, 2, 3 and 4 of Article IV, and Article XI of the Corporation's Bylaws shall not be altered, amended, added to or repealed without the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of the issued and outstanding shares entitled to vote thereon; provided, however, that if there is an Interested Stockholder (as defined in Article TWELFTH hereof), such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder.

         2. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of Directors" shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.

         The Corporation shall be managed by a Board of Directors of not less than six members. The Directors shall be divided into classifications determined by term of office; provided no Director shall be elected for a longer term than three years, and the classifications shall be such that the term of one or more classes shall expire such succeeding year. The Corporation's Board of Directors shall initially be divided into three classes named Class I, Class II and Class
III. The terms, classifications, qualifications, and election of the Board of Directors, and the filling of vacancies thereon shall be as provided herein and in the Bylaws. The names of those persons of each class to initially serve on the Board of Directors shall be as follows:

      Class I:   Terms of office expire at 1987 annual meeting of stockholders:

       Name                                            Address
       ----                                            -------
F. Wayne Arnold                             Brown Road, RRI, Box 176
                                            South Kent, Connecticut 06785

Ralph D. Camp                               Kent Hills Condo, Apt. 4A2
                                            Kent, Connecticut 06757

Julian I. Slone                             64 Candlewood Lake Road South
                                            New Milford, Connecticut 06776

      Class II:  Terms of office expire at 1988 annual meeting of stockholders:

         Name                                          Address
         ----                                          -------
Brian A. Arnold                             18 Old Stilson Road
                                            New Milford, Connecticut 06776

Willis H. Barton, Jr.                       786 Candlewood Lake Road South
                                            New Milford, Connecticut 06776

Hebert E. Bullock                           14 Barnum Road
                                            Danbury, Connecticut 06810

     Class III:  Terms of office expire at 1989 annual meeting of stockholders:

         Name                                          Address
         ----                                          -------
Forrest D. Arnold                           32 Aspetuck Avenue
                                            New Milford, Connecticut 06776

Dr. John V. Haxo                            15 Old Park Lane
                                            New Milford, Connecticut 06776

Arthur L. Sega                              Conquistador 11-308
                                            Stuart, Florida 33494

         3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: The Corporation shall, to the fullest extent permitted by
         -----
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         TENTH: No Director shall be personally liable to the Corporation or its
         -----
stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

         ELEVENTH: Special meetings of stockholders may be called at any time
         --------
but only by the President or Board of Directors of the Corporation, unless otherwise required by law.

         TWELFTH: The stockholder vote required to approve any Business
         -------
Combination shall be as set forth in this Article TWELFTH. The term "Business Combination" is used as defined in Section 2 of this Article TWELFTH. All other capitalized terms not otherwise defined in this Article TWELFTH or elsewhere in this Certificate of Incorporation are used as defined in Section 4 of this Article TWELFTH.

         1.       Higher Vote for Business Combinations.  In addition to any
                  -------------------------------------
affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Article TWELFTH:

            A. any merger or consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder that was an Interested Stockholder prior to the transaction; or

            B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any twelve-month period) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate book value as of the end of the Corporation's most recent fiscal quarter of ten percent or more of the total Market Value of the outstanding shares of the Corporation or of its net worth as of the end of its most recent fiscal quarter; or

            C. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary having an aggregate Market Value of five percent or more of the total Market Value of the outstanding shares of the Corporation to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights, or options to subscribe to or purchase securities offered, issued or granted pro rata to all holders of the Voting Stock of the Corporation or by any other method affording substantially proportionate treatment to the holders of Voting Stock; or

            D. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries; or

            E. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, other than the Corporation or any of its Subsidiaries;

shall first be approved by the Board of Directors and then be approved by the affirmative vote of (i) the holders of at least sixty-six and two-thirds percent of the voting power of the then outstanding shares of Voting Stock of the Corporation; and (ii) the holders of at least two-thirds of the voting power of the then outstanding shares of Voting Stock, exclusive of any shares of Voting Stock held by or on behalf of such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation, or any agreement with any national securities exchange or otherwise.

         2.       Definition of "Business Combination".  The term "Business
                  ------------------------------------
Combination" as used in this Article TWELFTH shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section 1 of this Article TWELFTH.

         3.       When Higher Vote is Not Required. The provisions of Section 1
                  --------------------------------
of this Article TWELFTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, or otherwise, if in the case of any Business Combination defined in paragraph A of Section 1 of this Article TWELFTH the conditions specified in either of the following paragraphs A or B are met, or in the case of any other Business Combination the condition specified in the following paragraph A is met:

         A.       Approval by Board of Directors.  If such Business Combination
                  ------------------------------
involves transactions with a particular Interested Stockholder or its existing or future Affiliates or Associates, such Business Combination shall have been approved by a resolution of the Board of

Directors at any time prior to the time that the Interested Stockholder first became an Interested Stockholder.

         B.       Price and Procedure Requirements.  All of the following
                  --------------------------------
conditions shall have been met:

         (i) The aggregate amount of the cash and the Market Value as of the Valuation Date of the Business Combination of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph (i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                  (b) the Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder

         (such latter date is referred to in this Article TWELFTH as the "Determination Date"), whichever is higher; or

                  (c) the price per share equal to the Market Value per share of Common Stock determined pursuant to subsection (i)(b) hereof, multiplied by the fraction of (1) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

         (ii) The aggregate amount of the cash and the Market Value as of the Valuation Date of the consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this paragraph (ii) shall be required to be met with respect to all shares of every such other class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

                  (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

                  (b) The Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

                  (c) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (d) the price per share equal to the Market Value per share of such class or series of stock determined pursuant to subsection (ii)(b) hereof multiplied by the fraction of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of any class or series of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date, over (2) the Market Value per share of the same class or series of Voting Stock on the first day in such two-year period on which the Interested Stockholder acquired any shares of the same class or series of Voting Stock.

         (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Stock shall be in cash or in the form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquired the largest number of shares of such class or series of Voting Stock previously acquired by it.

         (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; (and (b) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

         The provisions of subdivisions (iv)(a)(1) and (iv)(a)(2) of this subsection do not apply if no Interested Stockholder and no Affiliate or Associate of the Interested Stockholder voted as a Director of the Corporation in a manner inconsistent with such subdivisions, and the Interested Stockholder, within ten days after any act or failure to act inconsistent with such subdivisions, notifies the Board of Directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

         (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any of its Subsidiaries (whether in anticipation of or in connection with such Business Combination or otherwise).

         (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         4.       Certain Definitions.  For the purpose of this Article TWELFTH:
                  -------------------

                  A. A "person" shall mean any individual, firm, corporation or other entity.

                  B. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                 (i) is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding Voting Stock; or

                 (ii) is an Affiliate of the Corporation and at any time within the two- year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the combined voting power of the then outstanding Voting Stock.

                  C. beneficial owner, when used with respect to any Voting Stock, means a person

                 (i) that, individually or with any of its Affiliates or Associates, beneficially owns Voting Stock directly or indirectly; or

                 (ii) that, individually or with any of its Affiliates or Associates, has (a) the right to acquire Voting Stock (whether such right is exercisable immediately or only after passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; (b) the right to vote or direct the voting of Voting Stock pursuant to any agreement, arrangement or understanding; or (c) the right to dispose of or to direct the disposition of Voting Stock pursuant to any agreement, arrangement or understanding; or

                  (iii) that, individually or with any of its Affiliates or Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Voting Stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such shares of Voting Stock.

                  D. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4, but shall not include any other shares of Voting Stock which may be issuable to persons other than the person in question pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  E. "Affiliate" means a person that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with a specified person.

                  F. "Associate", when used to indicate a relationship with any person, means (1) any domestic or foreign corporation or organization, other than the Corporation or a Subsidiary of the Corporation, of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities; (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Corporation or any of its Affiliates.

                  G. "Subsidiary" means any corporation of which Voting Stock having a majority of the votes entitled to be cast is owned directly or indirectly, by the Corporation.

                  H. "Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange- Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Board of Directors in good faith.

                  I. "Valuation Date" means: (A) For a Business Combination voted on by stockholders, the later of the day prior to the date of the stockholders vote or the date twenty days prior to the consummation of the Business Combination; and (B) for a Business Combination not voted upon by the stockholders, the date of the consummation of the Business Combination.

                  J. "Voting Stock" means the then outstanding shares of capital stock of a corporation entitled to vote generally in the election of directors.

                  K. In the event of any Business Combination in which the Corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraph B(i) and B(ii) of
         Section 3 of this Article TWELFTH shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

         5. Powers of the Board of Directors. A majority of the Board of
            --------------------------------
Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article TWELFTH, including without limitation
(A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another and (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article TWELFTH.

         6. No Effect on Fiduciary Obligations of Interested Stockholders.
            -------------------------------------------------------------
Nothing contained in this Article TWELFTH shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

         THIRTEENTH: Vacancies created by an increase in the number of
         ----------
directorships shall be filled for the unexpired term by action of the Board of Directors. Vacancies occurring by reason other than by an increase in the number of directorships shall be filled for the unexpired term by the concurring vote of a majority of the Directors remaining in office, even though such remaining Directors may be less than a quorum, even though the number of Directors at the meeting may be less than a quorum and even though such majority may be less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

         FOURTEENTH: Any Director may be removed from office at any time with
         ----------
cause by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of the issued and outstanding shares entitled to vote thereon, at any meeting of stockholders called for that purpose; provided, however, that if there is an Interested Stockholder (as
         --------  -------
defined in Article TWELFTH), such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder.

         FIFTEENTH: Advance notice of nominations for the election of Directors,
         ---------
other than by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws.

         SIXTEENTH: Any action required or permitted to be taken by the
         ---------
stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         SEVENTEENTH: Any direct or indirect purchase or other acquisition by
         -----------
the Corporation of any Equity Security (as hereinafter defined) of any class from any Interested Securityholder (s hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote generally in the election of directors (the "Voting Stock"), excluding Voting Stock beneficially owned by such Interested Securityholder, voting together as a single class (it being understood that for the purposes of this Article SEVENTEENTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition or securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

         For the purposes of this Article SEVENTEENTH

         A. A "person" shall mean any individual, firm, corporation or other entity.

         B. "Interested Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which

                  (i) is the beneficial owner, directly or indirectly, of three percent or more of the class of securities to be acquired; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of three percent or more of the class of securities to be acquired; or

                  (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

         C. A person shall be a "beneficial owner" of any security of any class of the Corporation.

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) any right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any security of any class of the Corporation.

         D. For the purposes of determining whether a person is an Interested Securityholder pursuant to subparagraph B of this paragraph, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of subparagraph C of this paragraph, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on February 14, 1986.

         F. "Equity Security" shall have the meaning ascribed to such term in
Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on February 14, 1986.

EIGHTEENTH:
----------

         For a period of three years from the effective date of the conversion of the New Milford Savings Bank from a mutual savings bank to a capital stock savings bank, no person, acting singly or together with any affiliates, associates, or group of persons acting in concert with such person, shall directly or indirectly offer to acquire or acquire more than ten percent of the then outstanding voting stock of the Corporation without the prior written approval of Banking Commissioner of the State of Connecticut. The term "person" shall include any individual, group acting in concert, firm, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a government or political subdivision thereof, syndicate, or other entity. When any person directly or indirectly, acquires beneficial ownership of more than ten percent of the then outstanding voting stock of the Corporation without the prior written approval of said Commissioner as required by this Article EIGHTEENTH, any voting stock beneficially owned by said person in excess of said ten percent shall not be counted as shares of voting stock entitled to notice, to vote or to take any other stockholder action and shall not be voted by any person or be counted in determining the total number of outstanding shares of purposes of any matter involving stockholder action. The term "group acting in concert" includes persons seeking to combine or pool their voting or other interests in the securities of the Corporation for a common purpose, pursuant to any contract, understanding, relationship, agreement, or other arrangement, whether written or otherwise. The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, a security or interest in a security for value.

         NINETEENTH: Notwithstanding the provisions of Article TWENTIETH, the
         ----------
provisions set forth in this Article NINETEENTH and in Articles EIGHT, ELEVENTH, TWELFTH, THIRTEENTH, FOURTEENTH, FIFTEENTH, SIXTEENTH, SEVENTEENTH and EIGHTEENTH herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of Directors may be added, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions, unless such action is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent of the voting power of the issued and outstanding shares entitled to vote thereon; provided, however, that if there is an Interested Stockholder (as defined in Article TWELFTH), such sixty-six and two-thirds percent vote must include the affirmative vote of not less than two-thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by stockholders other than the Interested Stockholder.

         TWENTIETH: The Corporation reserves the right to amend, alter, change
         ---------
or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders wherein are granted subject to this reservation.

Dated:
      ---------------------                          ---------------------------
                                                     Incorporator